UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2016

CHATHAM LODGING TRUST
(Exact name of Registrant as specified in its charter)

Maryland	001-34693	27-1200777
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

222 Lakeview Avenue, Suite 200 West Palm Beach, Florida	33401
(Address of principal executive offices)	(Zip Code)
(561) 802-4477
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On May 19, 2016, Chatham Lodging Trust (the “Company”) held its Annual Meeting of Shareholders. The matters on which the shareholders voted, in person or by proxy were:

(i)
for the election of trustees C. Gerald Goldsmith, Rolf E. Ruhfus, Jeffrey H. Fisher, Thomas J. Crocker, and Robert Perlmutter to serve until our 2017 Annual Meeting of Shareholders and until their successors are duly elected and qualified;

(ii)	for the ratification of the selection of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accountants for the year ending December 31, 2016; and

(iii)	for the approval, in an advisory and non-binding vote, of the compensation of the Company’s named executive officers.

All of the nominees were elected, the ratification to select the independent registered public accountants was approved, and the compensation of the Company’s named executive officers was approved. The results of the voting were as follows:

Trustee	Votes For	Votes Against/Withheld	Abstain	Broker Non-Votes
C. Gerald Goldsmith	32,902,368	608,855	0	2,759,857
Rolf E. Ruhfus	33,281,498	229,725	0	2,759,857
Jeffrey H. Fisher	32,596,488	914,735	0	2,759,857
Thomas J. Crocker	33,103,316	407,907	0	2,759,857
Robert Perlmutter	33,283,156	228,067	0	2,759,857

Ratification of the selection of independent registered public accountants:

Votes For	Votes Against	Abstentions
36,149,299	104,012	17,769

Approval of compensation of named executive officers:

Votes For	Votes Against	Abstentions	Broker Non-Votes
32,854,616	613,559	43,048	2,759,857

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHATHAM LODGING TRUST

May 19, 2016	By:	/s/ Jeremy B. Wegner

Name: Jeremy B. Wegner
Title: Senior Vice President and Chief Financial Officer